UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2011

INTCOMEX, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-134090	65-0893400
(Commission File Number)	(IRS Employer Identification No.)

3505 NW 107th Avenue, Miami, FL 33178

(Address of principal executive offices) (Zip Code)

(305) 477-6230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 19, 2011, Intcomex, Inc. (the “Company”) entered into the Fifth Amended and Restated Shareholders Agreement by and among the CVC Shareholders, the Shalom Shareholders, the Centel Shareholders, the Additional Shareholders (in each case, as defined therein) and Brightpoint Latin America, Inc. (“Brightpoint Latin America”) (the “Amended Agreement”). Pursuant to the Amended Agreement, Brightpoint Latin America has the right to appoint one director to the Company’s Board of Directors (the “Board”). The Amended Agreement was entered into in connection with the closing of the previously announced agreement with Brightpoint, Inc. (“Brightpoint”) (the “Investment Agreement”).

Item 3.02	Unregistered Sales of Equity Securities.

On April 19, 2011, the Company issued 38,769 shares of the Company’s voting common stock (the “Shares”) to Brighpoint Latin America, in connection with the Investment Agreement with Brightpoint. The Company relied on the exemption from registration of the Shares afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder and in reliance upon similar exemptions under applicable state laws and on certain representations made by Brightpoint Latin America. The Shares were issued to a single “accredited investor” and constitute “restricted securities” under Rule 144 promulgated under the Securities Act, which certificates representing the Shares contain a legend to such effect. The issuance of the Shares was not conducted in connection with a public offering and no public solicitation or advertisement was made in connection with the issuance thereof.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2011, Mr. J. Mark Howell was appointed by Brightpoint Latin America to serve as a member of the Company’s Board in accordance with the Amended Agreement. Following Mr. Howell’s appointment, there were seven directors serving on the Company’s Board.

J. Mark Howell has been the President of Brightpoint Americas since June 30, 2008. Previously, Mr. Howell served as Brightpoint’s Co-Chief Operating Officer and President, Americas from July 31, 2007. Mr. Howell served as President of Brightpoint from September 1996, President, Americas until March 2001, and was Brightpoint’s Chief Operating Officer from August 1995 until April 1998 and from July 1998 until March 2003. Mr. Howell was Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of Brightpoint from July 1994 until September 1996. From July 1992 until joining Brightpoint in 1994, Mr. Howell was the Corporate Controller of ADESA Corporation, a company that owns and operates automobile auctions in the United States and Canada. Prior thereto, Mr. Howell was an accountant with Ernst & Young LLP.

Item 8.01	Other Events.

On April 19, 2011, Intcomex completed the previously announced agreement between the Company and two of its subsidiaries, Intcomex Colombia LTDA and Intcomex de Guatemala, S.A., to purchase certain assets consisting of certain Latin America operations and equity (the “Acquired Assets”) and assume certain liabilities associated with the Acquired Assets from two subsidiaries of Brightpoint, Brightpoint Latin America and Brightpoint International Ltd. Pursuant to the terms of the Investment Agreement, Brightpoint Latin America invested $15 million in cash, subject to working capital adjustments set forth in the agreement, and contributed certain of its Latin American operations, excluding certain legacy business in Puerto Rico. Brighpoint Lain America now owns an approximate 23% equity ownership interest in the Company and has one representative on the Company’s Board. Brightpoint Latin America joins Citi Venture Capital International (CVCI), a unit of Citigroup Inc. and Anthony and Michael Shalom as significant shareholders of Intcomex. A copy of the Company’s press release announcing the completion of such transaction is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

99.1	Press release, dated April 20, 2011, announcing the completion of the Investment Agreement (furnished herewith).

About Intcomex

Intcomex is a United States-based value-added distributor of information technology (“IT”) products to Latin America and the Caribbean. Intcomex distributes computer components, peripherals, software, computer systems, accessories, networking products and digital consumer electronics to more than 44,000 customers in 41 countries.

Cautionary Information Regarding Forward-Looking Statements

Certain information in this current report on Form 8-K may contain forward-looking statements regarding future events or the future performance of the Company. These statements are expectations and predictions based upon information available to the Company at the time of this report. This report should be read in conjunction with the risk factors included in the Company’s periodic reports filed with the Securities and Exchange Commission that discuss important factors that could cause the Company’s actual events or results to differ materially from current expectations and those anticipated in such statements. Readers are cautioned not to place undue reliance on these statements that speak only as of the date the statements were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intcomex, Inc.

Date: April 21, 2011	By:	/s/ Russell A. Olson
	Name:	Russell A. Olson
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated April 20, 2011, announcing the completion of the Investment Agreement (furnished herewith).

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